FORM 8-K

                           CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

             ________________________________________

Date of Report (Date of earliest event reported): August 7, 2007

                  UNION NATIONAL FINANCIAL CORPORATION
                ________________________________________
        (Exact name of registrant as specified in its charter)

Pennsylvania                 0-19214              23-2415179
________________          ________________   __________________
(State or other           (Commission File      (IRS Employer
jurisdiction of               Number)        Identification No.)
incorporation)


570 Lausch Lane, Lancaster, Pennsylvania               17601
________________________________________            __________
(Address of principal executive offices)            (Zip Code)

                           (717) 653-1441
               ________________________________________
          (Registrant's telephone number, including area code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

             ________________________________________

                     CURRENT REPORT ON FORM 8-K

ITEM 5.02.   Departure of Directors or Principal Officers;
             Election of Directors; Appointment of Certain
             Officers; Compensatory Arrangements of Certain
             Officers.


    On August 7, 2007, Union National Financial Corporation (the
"Corporation") announced that Michael D. Peduzzi, CPA was appointed as Treasurer and CFO of the Corporation and of Union
National Community Bank, the Corporation's wholly-owned subsidiary (the "Bank").

Mr. Peduzzi, age 41, was formerly a Chief Financial Officer/Controller with Mount Aloysius College since 2005. He was responsible for the financial accounting, reporting, budgeting and related federal and state regulatory filings for Mount Aloysius College. From 2000 to 2005, Mr. Peduzzi provided professional consulting services as a CPA, primarily to financial services industry clients. He previously served as an Executive Vice President and Chief Auditor with Keystone Financial, Inc. (now M&T Bank) from 1995 to 2000. At Keystone Financial, Mr. Peduzzi was responsible for all holding company and bank subsidiary internal audit and compliance review activities, and served on the company's due diligence assessment team. He also served as an Audit Manager with PNC Bancorp from 1992 to 1995. Mr. Peduzzi's role at PNC included lead internal auditor for commercial credit policy, commercial real estate and retail lending divisions. Prior to his employment at PNC, Mr. Peduzzi served as a Senior Auditor at Ernst & Young in Pittsburgh, PA from 1987 to 1992.

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNION NATIONAL FINANCIAL
                                  CORPORATION
                                  (Registrant)

Date: August 7, 2007              /s/ Mark D. Gainer
                                  ___________________________
                                  Mark D. Gainer,
                                  Chairman, Chief Executive
                                  Officer and President